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                                                                    EXHIBIT 12.1



                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                           PRO FORMA
                                      ---------------------------------------------------
                                          SIX MONTHS ENDED              YEAR ENDED
                                           JUNE 30, 1996            DECEMBER 31, 1995
                                      ------------------------   ------------------------
                                         (1)           (2)          (1)           (2)
                                       COMPANY       COMPANY      COMPANY       COMPANY
                                      PRE-TBS(a)   POST-TBS(a)   PRE-TBS(a)   POST-TBS(a)
                                      ----------   -----------   ----------   -----------

EARNINGS:
Net income (loss) before income
  taxes and extraordinary item......    $  (42)       $(126)       $  (58)      $   (98)
Interest expense....................       433          533           871         1,089
Amortization of capitalized
  interest..........................         1           10             4            15
Portion of rents representative of
  an interest factor................        29           44            60            91
Preferred stock dividend
  requirements of majority-owned
  subsidiaries......................        36           36            67            67
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.........................       396          396           649           649
Undistributed losses of less than
  50%-owned companies...............        30           17           117           104
                                         -----        -----      ----------   -----------
    Total earnings..................    $  883        $ 910        $1,710       $ 1,917
                                         -----        -----      ----------   -----------
                                         -----        -----      ----------   -----------

FIXED CHARGES:
Interest expense....................    $  433        $ 533        $  871       $ 1,089
Capitalized interest................         2           11             6            21
Portion of rents representative of
  an interest factor................        29           44            60            91
Preferred stock dividend
  requirements of majority-owned
  subsidiaries......................        36           36            67            67
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.........................       305          305           655           655
                                         -----        -----      ----------   -----------
    Total fixed charges.............    $  805        $ 929        $1,659       $ 1,923
                                         -----        -----      ----------   -----------
                                         -----        -----      ----------   -----------
Ratio of earnings to fixed charges
  (deficiency in the coverage of
  fixed charges by earnings before
  fixed charges)....................       1.1x       $ (19)          1.0x      $    (6)
                                         -----        -----      ----------   -----------
                                         -----        -----      ----------   -----------


                                                             HISTORICAL
                                      ---------------------------------------------------------

                                       SIX MONTHS
                                         ENDED
                                        JUNE 30,              YEARS ENDED DECEMBER 31,
                                      ------------   ------------------------------------------
                                      1996    1995    1995     1994     1993     1992     1991
                                      -----   ----   ------   ------   ------   ------   ------
EARNINGS:
Net income (loss) before income
  taxes and extraordinary item......  $ (80)  $ 33   $    2   $   89   $   81   $  320   $   52
Interest expense....................    471    429      877      769      698      729      912
Amortization of capitalized
  interest..........................      1      2        2        2       --       19       23
Portion of rents representative of
  an interest factor................     29     26       57       52       54       85       78
Preferred stock dividend
  requirements of majority-owned
  subsidiaries......................     36     --       11       --       --       --       --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.........................    396    356      691      665      663       97       73
Undistributed losses of less than
  50%-owned companies...............     30     34      117       82       47       56       56
                                      -----   ----   ------   ------   ------   ------   ------
    Total earnings..................  $ 883   $880   $1,757   $1,659   $1,543   $1,306   $1,194
                                      -----   ----   ------   ------   ------   ------   ------
                                      -----   ----   ------   ------   ------   ------   ------
FIXED CHARGES:
Interest expense....................  $ 471   $429   $  877   $  769   $  698   $  729   $  912
Capitalized interest................      2      2        4        2       --       15       17
Portion of rents representative of
  an interest factor................     29     26       57       52       54       85       78
Preferred stock dividend
  requirements of majority-owned
  subsidiaries......................     36     --       11       --       --       --       --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.........................    305    359      697      668      664       81       45
                                      -----   ----   ------   ------   ------   ------   ------
    Total fixed charges.............  $ 843   $816   $1,646   $1,491   $1,416   $  910   $1,052
                                      -----   ----   ------   ------   ------   ------   ------
                                      -----   ----   ------   ------   ------   ------   ------
Ratio of earnings to fixed charges
  (deficiency in the coverage of
  fixed charges by earnings before
  fixed charges)....................    1.0x   1.1x     1.1x     1.1x     1.1x     1.4x     1.1x
                                      -----   ----   ------   ------   ------   ------   ------
                                      -----   ----   ------   ------   ------   ------   ------



- ------------



 (a) The pro forma ratio of earnings to fixed charges of the Company for the six months ended June 30, 1996 gives effect in column (1) to the Series K Refinancing and the 1996 Covertible Debt Refinancing and in column (2) to such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of 1995. The pro forma ratio of earnings to fixed charges of the Company for the year ended December 31, 1995 gives effect in column (1) to the ITOCHU/Toshiba Transaction, the Cable Transactions, the Debt Refinancings and the Asset Sale Transactions and in column (2) to each of such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period.


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